EXHIBIT 23

                          CONSENT OF GRANT THORNTON LLP

                              ACCOUNTANTS' CONSENT

We have issued our report dated May 11, 2001, accompanying the consolidated financial statements of Wayne Savings Bancshares, Inc. which are incorporated within the Annual Report on Form 10-KSB for the year ended March 31, 2001. We hereby consent to the incorporation by reference of said report in the Corporation's Form S-8 (333-41479).

/s/Grant Thornton LLP


Cincinnati, Ohio
June 25, 2001